EXHIBIT 5.1

Shai Pines	Ori Primo	Doron Dorfman	Tom Wolfstein	Founders
Haim Waintrob	Yael Urieli	Liat Elpaz	Yossi Hazan	Arie Hamburger	1900-1976
Gabriel Moyal-Maor	Yif’at Fux	Tal Dan-Gour	Rotem Paist	Amnon Evron	1931-2006
Amnon Sorek	Sonia Kashani	Sivan Rozen	Liat Narkis
Menachem Abramovich	Eleanor Stark	Karin Bresler	Ran Deviri
Dor Shacham	Ram Museri	Oshri Yamin	Adva Benor
Yaron Sobol	Sarit Rozenberger Zada	Keren Sapir	Shaked Nissan-Cohen
Ronen Yardeni	Itay Chelouche	Zohar Ilan	Zeev Milner, of counsel
Assaf Englard	Ori Sharon	Inbar Ben Shushan
Steven Berelowitz	Anat Libin	Nisim Menashe

May 3, 2017

To:

UroGen Pharma Ltd.

9 Ha’Ta’asiya Street

Ra’anana 4365007

Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel for UroGen Pharma Ltd., an Israeli company (the “Company”), in connection with the filing by the Company of a Registration Statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of ordinary shares, par value NIS 0.01 (“Ordinary Shares”) in the amount of $11,146,153 (the “Shares”), including Ordinary Shares that may be sold by the Company pursuant to the exercise of an option to purchase additional shares. The Registration Statement incorporates by reference the Registration Statement on Form S-1 (No. 333-217201), which was declared effective on May 3, 2017 (the “Prior Registration Statement”), including the prospectus which forms a part of the Prior Registration Statement (the “Prospectus”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, to which this opinion is attached as an exhibit; (ii) the Prior Registration Statement; (iii) the Prospectus; (iv) the amended articles of association of the Company, filed as Exhibit 3.2 to the Prior Registration Statement, which will be in effect upon the closing of the offering contemplated by the Prospectus (the “Amended Articles”); (v) resolutions of the Board of Directors of the Company and the shareholders of the Company which relate to the Registration Statement and the actions in connection with the offering of the Shares; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinion hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that, upon effectiveness of the Amended Articles and payment to the Company of the consideration per Share in such amount and form as shall be determined by the Board of Directors of the Company, the Shares, when issued and sold as described in the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

Hamburger Evron & Co.

By:	/s/ Yaron Sobol
Yaron Sobol, Adv.